The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated November 1, 2017

JPMorgan Chase Financial Company LLC	November 2017

Pricing Supplement

Registration Statement Nos. 333-209682 and 333-209682-01

Dated February       , 2017

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Auto-Callable PLUS will pay no interest and do not guarantee any return of your principal at maturity. If the closing price of one ETF Share on the redemption observation date is greater than or equal to 110% of the initial share price, the Auto-Callable PLUS will be automatically redeemed for a cash payment of $11.00 per Auto-Callable PLUS, or 110% of the stated principal amount. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the ETF Shares have increased in price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the ETF Shares. However, if the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the ETF Shares have decreased in price, at maturity investors will lose 1% for every 1% decline. The Auto-Callable PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income in exchange for the possibility of receiving the early redemption payment and the leverage feature that applies only if the Auto-Callable PLUS have not been automatically redeemed prior to maturity. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity, at maturity, an investor will receive an amount in cash that may be greater than, equal to, or less than the stated principal amount based upon the price of one ETF Share on the valuation date. The Auto-Callable PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Auto-Callable PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Auto-Callable PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Auto-Callable PLUS. The investor may lose some or all of the stated principal amount of the Auto-Callable PLUS.

SUMMARY TERMS
Issuer:		JPMorgan Chase Financial Company LLC
Guarantor:		JPMorgan Chase & Co., an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
ETF Shares:		Shares of the Financial Select Sector SPDR® Fund
Aggregate principal amount:		$
Early redemption:		If, on the redemption observation date, the closing price of one ETF Share is greater than or equal to the redemption threshold level, the Auto-Callable PLUS will be automatically redeemed for the early redemption payment on the redemption date. No further payments will be made on the Auto-Callable PLUS once they have been redeemed. In addition, if the Auto-Callable PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Auto-Callable PLUS not been automatically redeemed and instead remained outstanding until maturity.
Redemption threshold level:		$ , which is equal to 110% of the initial share price
Early redemption payment:		$11.00 per Auto-Callable PLUS
Payment at maturity:		• If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is greater than the initial share price, for each $10 stated principal amount Auto-Callable PLUS,
$10 + leveraged upside payment
• If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is less than or equal to the initial share price, for each $10 stated principal amount Auto-Callable PLUS,
$10 × share performance factor
This amount will be less than or equal to the stated principal amount of $10 per Auto-Callable PLUS.
Stated principal amount:		$10 per Auto-Callable PLUS
Leveraged upside payment:		$10 × leverage factor × share percent increase
Leverage factor:		At least 150%. The actual leverage factor will be provided in the pricing supplement and will not be less than 150%.
Share percent increase:		(final share price – initial share price) / initial share price
Share performance factor:		final share price / initial share price
Issue price:		$10 per Auto-Callable PLUS (see “Commissions and issue price” below)
Pricing date:		November , 2017 (expected to price on or about November 30, 2017)
Original issue date (settlement date):		December , 2017 (3 business days after the pricing date)
Redemption observation date:		December 3, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” in the accompanying product supplement
Redemption date:		December 6, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Valuation date:		November 29, 2019, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” in the accompanying product supplement
Maturity date:		December 4, 2019, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Auto-Callable PLUS	$10.00	$0.20(2)	$9.75
$0.05(3)
Total	$	$	$

(1)	See “Additional Information about the Auto-Callable PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Auto-Callable PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.20 per $10 stated principal amount Auto-Callable PLUS. See “Plan of Distribution (Conflicts of Interest) in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount Auto-Callable PLUS

If the Auto-Callable PLUS priced today and assuming a leverage factor equal to the minimum listed above, the estimated value of the Auto-Callable PLUS would be approximately $9.679 per $10 stated principal amount Auto-Callable PLUS. The estimated value of the Auto-Callable PLUS on the pricing date will be provided in the pricing supplement and will not be less than $9.50 per $10 stated principal amount Auto-Callable PLUS. See “Additional Information about the Auto-Callable PLUS — The estimated value of the Auto-Callable PLUS” in this document for additional information.

Investing in the Auto-Callable PLUS involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement and “Risk Factors” beginning on page 7 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Auto-Callable PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Auto-Callable PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Auto-Callable PLUS” at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Underlying supplement no. 1-I dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial share price:	The closing price of one ETF Share on the pricing date
Final share price:	The closing price of one ETF Share on the valuation date
Share adjustment factor:	The share adjustment factor is referenced in determining the closing price of one ETF Share and is set initially at 1.0 on the pricing date. The share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.
CUSIP / ISIN:	48129K209 / US48129K2096
Listing:	The Auto-Callable PLUS will not be listed on any securities exchange.

November 2017	Page 2

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Auto-Callable Performance Leveraged Upside Securities

Principal at Risk Securities

The Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019 (the “Auto-Callable PLUS”) can be used:

▪	To provide an opportunity to earn the early redemption payment, which is an amount equal to $11.00 per Auto-Callable PLUS, or 110% of the stated principal amount, if the closing price of one ETF Share on the redemption observation date is greater than or equal to the redemption threshold level.
▪	As an alternative to direct exposure to the ETF Shares that, if the Auto-Callable PLUS have not been automatically redeemed prior to maturity, enhances returns for any positive performance of the ETF Shares.
▪	If the Auto-Callable PLUS have not been automatically redeemed prior to maturity, to potentially achieve similar levels of upside exposure to the ETF Shares as a direct investment, while using fewer dollars by taking advantage of the leverage factor.

If the Auto-Callable PLUS have not been automatically redeemed prior to maturity, the Auto-Callable PLUS are exposed on a 1:1 basis to the negative performance of the ETF Shares.

Maturity:	Approximately 2 years (unless redeemed earlier)
Redemption threshold level:	110% of the initial share price
Early Redemption payment:	$11.00 (110% of the stated principal amount) per Auto-Callable PLUS
Leverage factor:	At least 150% (to be provide in the pricing supplement and applicable only if the final share price is greater than the initial share price and the Auto-Callable PLUS have not been automatically redeemed prior to maturity).
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Auto-Callable PLUS.

Supplemental Terms of the Auto-Callable PLUS

For purposes of the accompanying product supplement, the Financial Select Sector SPDR® Fund is a “Fund.”

November 2017	Page 3

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

If the closing price of one ETF Share on the redemption observation date is greater than or equal to 110% of the initial share price, the Auto-Callable PLUS will be automatically redeemed for a cash payment per Auto-Callable PLUS equal to $11.00, or 110% of the stated principal amount. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity, the Auto-Callable PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, without any protection against negative performance of the underlying asset. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the underlying asset has decreased in value, investors are fully exposed to the negative performance of the underlying asset. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the underlying asset has depreciated, the investor will lose 1% for every 1% decline. Investors may lose some or all of the stated principal amount of the Auto-Callable PLUS. In addition, if the Auto-Callable PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Auto-Callable PLUS not been automatically redeemed and instead remained outstanding until maturity.

Early Redemption Feature	On the redemption observation date, if the closing price of one ETF Share is greater than or equal to the redemption threshold level, the Auto-Callable PLUS will be automatically redeemed for a cash payment per Auto-Callable PLUS equal to the early redemption payment on the redemption date. No further payments will be made on the Auto-Callable PLUS after they have been redeemed.
Leveraged Performance	If the Auto-Callable PLUS have not been automatically redeemed prior to maturity, the Auto-Callable PLUS offer investors an opportunity to capture enhanced returns for any positive performance relative to a direct investment in the ETF Shares.
Upside Scenario	The Auto-Callable PLUS have not been automatically redeemed prior to maturity and the ETF Shares increase in price and, at maturity, the Auto-Callable PLUS pay the stated principal amount of $10 plus a return equal to at least 150% of the share percent increase per Auto-Callable PLUS. The actual leverage factor will be provided in the pricing supplement.
Par Scenario	The Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is equal to the initial share price and, at maturity, the Auto-Callable PLUS pay the stated principal amount of $10 per Auto-Callable PLUS.
Downside Scenario	The Auto-Callable PLUS have not been automatically redeemed prior to maturity and the ETF Shares decline in price and, at maturity, the Auto-Callable PLUS pay an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decline of the final share price from the initial share price. (Example: if the ETF Shares decrease in price by 20%, the Auto-Callable PLUS will pay an amount that is less than the stated principal amount by 20%, or $8 per Auto-Callable PLUS.)

November 2017	Page 4

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Auto-Callable PLUS Work

Payoff Diagram

The diagrams below illustrate the payment upon automatic early redemption or at maturity on the Auto-Callable PLUS based on the following terms:

Stated principal amount:	$10 per Auto-Callable PLUS
Redemption threshold level:	110% of the initial share price
Early redemption payment:	$11.00 per Auto-Callable PLUS (110% of the stated principal amount)
Hypothetical leverage factor:	150% (which represents the lowest hypothetical leverage factor at maturity)*
*The actual leverage factor will be provided in the pricing supplement and will not be less than 150%.

Diagram #1: Redemption Observation Date:

November 2017	Page 5

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

Auto-Callable PLUS Payoff Diagram

How it works

▪	Early Redemption Scenario. On the redemption observation date, if the closing price of one ETF Share is greater than or equal to the redemption threshold level of 110% of the initial share price, under the terms of Auto-Callable PLUS, the Auto-Callable PLUS will be automatically redeemed for a cash payment per Auto-Callable PLUS equal to the early redemption payment of $11.00, or 110% of the stated principal amount. If the Auto-Callable PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Auto-Callable PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Upside Scenario. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is greater than the initial share price, for each $10 principal amount Auto-Callable PLUS investors will receive the $10 stated principal amount plus a return equal to 150% of the appreciation of the ETF Shares over the term of the Auto-Callable PLUS. Under the hypothetical terms of the Auto-Callable PLUS, if the ETF Shares appreciate by 20%, investors would receive a 30.00% return, or $13.00 per Auto-Callable PLUS, at maturity. This is significantly more than the early redemption payment the investor would have received if the ETF Shares had appreciated 20% or more as of the redemption observation date, and as a result, the Auto-Callable PLUS were automatically redeemed.
▪	Par Scenario. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is equal to the initial share price, investors will receive the stated principal amount of $10 per Auto-Callable PLUS.
▪	Downside Scenario. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is less than the initial share price, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final share price from the initial share price.
▪	For example, if the ETF Shares depreciate 50%, investors will lose 50% of their principal and receive only $5 per Auto-Callable PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Auto-Callable PLUS shown above apply only if you hold the Auto-Callable PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

November 2017	Page 6

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Auto-Callable PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Auto-Callable PLUS.

▪	Auto-Callable PLUS do not pay interest or, if the Auto-Callable PLUS have not been automatically redeemed prior to maturity, guarantee the return of any principal and your investment in the Auto-Callable PLUS may result in a loss. The terms of the Auto-Callable PLUS differ from those of ordinary debt securities in that the Auto-Callable PLUS do not pay interest or, if the Auto-Callable PLUS have not been automatically redeemed prior to maturity, guarantee the payment of any principal amount at maturity. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is less than the initial share price, the payment at maturity will be an amount in cash that is less than the stated principal amount of each Auto-Callable PLUS by an amount proportionate to the decrease in the price of the ETF Shares and may be zero.
▪	If the Auto-Callable PLUS are automatically redeemed prior to maturity, the appreciation potential of the Auto-Callable PLUS is limited to the early redemption payment. Investors will not participate in any appreciation of the ETF Shares from the initial share price above the redemption threshold level, and the return on the Auto-Callable PLUS is limited to the early redemption payment that is paid on the redemption date. In addition, if the Auto-Callable PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Auto-Callable PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Early redemption risk. The term of your investment in the Auto-Callable PLUS may be limited to as short as approximately one year by the automatic early redemption feature of the Auto-Callable PLUS. If the Auto-Callable PLUS are automatically redeemed prior to maturity, you may not be able to reinvest the proceeds from an investment in the Auto-Callable PLUS at a comparable return for a similar level of risk.
▪	The Auto-Callable PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Auto-Callable PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Auto-Callable PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Auto-Callable PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Auto-Callable PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Auto-Callable PLUS. If these affiliates do not make payments to us and we fail to make payments on the Auto-Callable PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Auto-Callable PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Auto-Callable PLUS, including acting as calculation agent and as an agent of the offering of the Auto-Callable PLUS, hedging our obligations under the Auto-Callable PLUS and making the assumptions used to determine the pricing of the Auto-Callable PLUS and the estimated value of the Auto-Callable PLUS, which we refer to as the

November 2017	Page 7

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

estimated value of the Auto-Callable PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Auto-Callable PLUS. The calculation agent will determine the initial share price, whether the Auto-Callable PLUS will be automatically redeemed and the final share price and will calculate the amount of payment you will receive upon an automatic early redemption or at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the ETF Shares or calculation of the final share price in the event of a discontinuation of the ETF Shares, and any anti-dilution adjustments, may affect the payment to you at maturity.

In addition, JPMorgan Chase & Co. is currently one of the companies that make up the Financial Select Sector SPDR® Fund. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the Auto-Callable PLUS in taking any corporate action that might affect the value of the ETF Shares or the Auto-Callable PLUS.

Moreover, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Auto-Callable PLUS and the value of the Auto-Callable PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Auto-Callable PLUS could result in substantial returns for us or our affiliates while the value of the Auto-Callable PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The estimated value of the Auto-Callable PLUS will be lower than the original issue price (price to public) of the Auto-Callable PLUS. The estimated value of the Auto-Callable PLUS is only an estimate determined by reference to several factors. The original issue price of the Auto-Callable PLUS will exceed the estimated value of the Auto-Callable PLUS because costs associated with selling, structuring and hedging the Auto-Callable PLUS are included in the original issue price of the Auto-Callable PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Auto-Callable PLUS and the estimated cost of hedging our obligations under the Auto-Callable PLUS. See “Additional Information about the Auto-Callable PLUS — The estimated value of the Auto-Callable PLUS” in this document.
▪	The estimated value of the Auto-Callable PLUS does not represent future values of the Auto-Callable PLUS and may differ from others’ estimates. The estimated value of the Auto-Callable PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Auto-Callable PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Auto-Callable PLUS that are greater than or less than the estimated value of the Auto-Callable PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Auto-Callable PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Auto-Callable PLUS from you in secondary market transactions. See “Additional Information about the Auto-Callable PLUS — The estimated value of the Auto-Callable PLUS” in this document.
▪	The estimated value of the Auto-Callable PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Auto-Callable PLUS is based on, among other things, our and our affiliates’ view of the funding value of the Auto-Callable PLUS as well as the higher issuance, operational and ongoing liability management costs of the Auto-Callable PLUS in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Auto-Callable PLUS and any secondary market prices of the Auto-Callable PLUS. See “Additional Information about the Auto-Callable PLUS — The estimated value of the Auto-Callable PLUS” in this document.

November 2017	Page 8

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The value of the Auto-Callable PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Auto-Callable PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Auto-Callable PLUS will be partially paid back to you in connection with any repurchases of your Auto-Callable PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Auto-Callable PLUS — Secondary market prices of the Auto-Callable PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Auto-Callable PLUS during this initial period may be lower than the value of the Auto-Callable PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Auto-Callable PLUS will likely be lower than the original issue price of the Auto-Callable PLUS. Any secondary market prices of the Auto-Callable PLUS will likely be lower than the original issue price of the Auto-Callable PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Auto-Callable PLUS. As a result, the price, if any, at which JPMS will be willing to buy Auto-Callable PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Auto-Callable PLUS.

The Auto-Callable PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Auto-Callable PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Auto-Callable PLUS will be impacted by many economic and market factors. The secondary market price of the Auto-Callable PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the price of the ETF Shares, including:
▪	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
▪	customary bid-ask spreads for similarly sized trades;
▪	our internal secondary market funding rates for structured debt issuances;
▪	the actual and expected volatility in the prices of the ETF Shares;
▪	the time to maturity of the Auto-Callable PLUS;
▪	the likelihood of an automatic early redemption being triggered;
▪	the dividend rates on the ETF Shares and the equity securities underlying the ETF Shares;
▪	interest and yield rates in the market generally;
▪	the occurrence of certain events to the ETF Shares that may or may not require an adjustment to the share adjustment factor; and
▪	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Auto-Callable PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Auto-Callable PLUS, if any, at which JPMS may be willing to purchase your Auto-Callable PLUS in the secondary market.

November 2017	Page 9

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Investing in the Auto-Callable PLUS is not equivalent to investing in the ETF Shares. Investing in the Auto-Callable PLUS is not equivalent to investing in the ETF Shares, the index tracked by the ETF Shares, which we refer to as the underlying index, or the stocks underlying the ETF Shares or the underlying index. Investors in the Auto-Callable PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares, the underlying index or the stocks underlying the ETF Shares or the underlying index.
▪	Adjustments to the ETF Shares or the underlying index could adversely affect the value of the Auto-Callable PLUS. Those responsible for calculating and maintaining the ETF Shares and the underlying index, can add, delete or substitute the components of the ETF Shares or the underlying index, or make other methodological changes that could change the value of the ETF Shares or the underlying index. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the Auto-Callable PLUS.
▪	There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on NYSE Arca, Inc. and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETF Shares are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETF Shares, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETF Shares and, consequently, the value of the Auto-Callable PLUS.
▪	The performance and market value of the ETF Shares, particularly during periods of market volatility, may not correlate with the performance of the underlying index as well as the net asset value per ETF Share. The Financial Select Sector SPDR® Fund does not fully replicate the underlying index and may hold securities different from those included in the underlying index. In addition, the performance of the ETF Shares will reflect additional transaction costs and fees that are not included in the calculation of the underlying index. All of these factors may lead to a lack of correlation between the performance of the ETF Shares and the underlying index. In addition, corporate actions with respect to the equity securities underlying the ETF Shares (such as mergers and spin-offs) may impact the variance between the performances of the ETF Shares and the underlying index. Finally, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, securities underlying the ETF Shares may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of the ETF Shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share. For all of the foregoing reasons, the performance of the ETF Shares may not correlate with the performance of the underlying index as well as the net asset value per ETF Share, which could materially and adversely affect the value of the Auto-Callable PLUS in the secondary market and/or reduce any payment on the Auto-Callable PLUS.

▪	The Auto-Callable PLUS are subject to risks associated with the financial sector. All or substantially all of the equity securities underlying the ETF Shares are issued by companies whose primary line of business is directly associated with the financial sector. As a result, the value of the Auto-Callable PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In

November 2017	Page 10

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets.  Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses.  Securities of financial services companies may experience a dramatic decline in value when these companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations.   Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the financial sector.  Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. These factors could affect the financial sector and could affect the value of the equity securities underlying the ETF Shares and the price of the ETF Shares during the term of the Auto-Callable PLUS, which may adversely affect the value of your Auto-Callable PLUS.

▪	The ETF Shares recently ceased providing exposure to the real estate sector. The Financial Select Sector SPDR® Fund seeks to track the Financial Select Sector Index. On September 19, 2016, the Financial Select Sector Index was reconstituted to eliminate the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”). In order to implement a corresponding change to its portfolio, the Financial Select Sector SPDR® Fund exchanged its real estate stocks for shares of the Real Estate Select Sector SPDR® Fund and then distributed those shares to its holders as a special share distribution with an ex-date of September 19, 2016. As of September 19, 2016, the Financial Select Sector SPDR® Fund no longer holds real estate stocks. The Financial Select Sector SPDR® Fund now tracks the performance of only those financial company stocks that remain in the Financial Select Sector Index following its reconstitution, which exclude real estate stocks. Consequently, the Financial Select Sector SPDR® Fund is less diversified, and is more concentrated in the financial sector, than it was before this change to its portfolio.

The net asset value of the shares of the Real Estate Select Sector SPDR® Fund distributed for each share of the Financial Select Sector SPDR® Fund represented approximately 18.8% of the net asset value of the Financial Select Sector SPDR® Fund as of September 16, 2016.  Accordingly, the changes to the Financial Select Sector SPDR® Fund described above represent a significant change in the nature of the Financial Select Sector SPDR® Fund and its holdings.  These changes could adversely affect the performance of the Financial Select Sector SPDR® Fund and, in turn, the value of the Auto-Callable PLUS.

▪	Owning the Auto-Callable PLUS is not the same as owning the ETF Shares. Owning the Auto-Callable PLUS is not the same as owning the ETF Shares. Accordingly, changes in the closing price of one ETF Share may not result in a comparable change of the market value of the Auto-Callable PLUS. If the closing price of one ETF Share on any trading day increases above the initial share price, the value of the Auto-Callable PLUS may not increase comparably, if at all. It is possible for the closing price of the ETF Shares to increase moderately while the value of the Auto-Callable PLUS declines.
▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the share adjustment factor for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Auto-Callable PLUS may be materially and adversely affected.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Auto-Callable PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Auto-Callable PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the ETF Shares, and, as a result, could decrease the amount an investor may receive on the Auto-Callable PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price and, therefore, if the Auto-Callable PLUS have not been automatically redeemed prior to maturity, could potentially increase the level that the final share price must reach before you receive a payment at maturity that exceeds the issue

November 2017	Page 11

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

price of the Auto-Callable PLUS or so that you do not suffer a loss on your initial investment in the Auto-Callable PLUS. Additionally, these hedging or trading activities during the term of the Auto-Callable PLUS, including on the valuation date, could adversely affect the final share price and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Auto-Callable PLUS declines.

▪	Secondary trading may be limited. The Auto-Callable PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Auto-Callable PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Auto-Callable PLUS easily. JPMS may act as a market maker for the Auto-Callable PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Auto-Callable PLUS, the price at which you may be able to trade your Auto-Callable PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Auto-Callable PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Auto-Callable PLUS.
▪	The final terms and valuation of the Auto-Callable PLUS will be provided in the pricing supplement. The final terms of the Auto-Callable PLUS will be provided in the pricing supplement. In particular, each of the estimated value of the Auto-Callable PLUS and the leverage factor at maturity will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the Auto-Callable PLUS based on the minimums for the estimated value of the Auto-Callable PLUS and the leverage factor.
▪	The tax consequences of an investment in the Auto-Callable PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Auto-Callable PLUS, and we do not intend to request a ruling from the IRS regarding the Auto-Callable PLUS. The IRS might not accept, and a court might not uphold, the treatment of the Auto-Callable PLUS described in “Additional Information about the Auto-Callable PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS was successful in asserting an alternative treatment, the timing and character of any income or loss on the Auto-Callable PLUS could differ materially and adversely from our description herein.

Even if the treatment of the Auto-Callable PLUS is respected, the IRS may assert that the Auto-Callable PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the Auto-Callable PLUS that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the Auto-Callable PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Auto-Callable PLUS.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable PLUS, possibly with retroactive effect.

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Auto-Callable PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

November 2017	Page 12

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Financial Select Sector SPDR® Fund Overview

The Financial Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Financial Select Sector Index, which we refer to as the underlying index.   Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  For additional information about the Financial Select Sector SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement, as supplemented by the following paragraph.

On September 19, 2016, the Financial Select Sector Index was reconstituted to eliminate the stocks of real estate management and development companies and REITs (other than mortgage REITs) (“real estate stocks”).  In order to implement a corresponding change to its portfolio, the Financial Select Sector SPDR® Fund exchanged its real estate stocks for shares of the Real Estate Select Sector SPDR® Fund and then distributed those shares to its holders as a special share distribution with an ex-date of September 19, 2016.  As of September 19, 2016, the Financial Select Sector SPDR® Fund no longer holds real estate stocks.

Information as of market close on October 31, 2017:

Bloomberg Ticker Symbol:	XLF
Current Closing Price:	$26.60
52 Weeks Ago (on 10/31/2016):	$19.74
52 Week High (on 10/24/2017):	$26.81
52 Week Low (on 11/4/2016):	$19.49

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the ETF Shares for each quarter in the period from January 3, 2012 through October 31, 2017. The closing price of one ETF Share on October 31, 2017 was $26.60. The associated graph shows the closing prices of one ETF Share for each day in the same period. We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for actions taken relating to the ETF Shares, such as stock splits. The historical closing prices of the ETF Shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one ETF Share on the valuation date.

On September 19, 2016, the Financial Select Sector SPDR® Fund made a significant change to its portfolio so that it no longer holds real estate stocks.  The Financial Select Sector SPDR® Fund now tracks the performance of only those financial company stocks that remain in the Financial Select Sector Index following its reconstitution, which exclude real estate stocks.  The historical performance of the Financial Select Sector SPDR® Fund shown below might have been meaningfully different had the Financial Select Sector SPDR® Fund not held real estate stocks prior to September 19, 2016.

Financial Select Sector SPDR® Fund	High	Low	Period End
2012
First Quarter	$12.97	$10.80	$12.81
Second Quarter	$12.92	$10.86	$11.87
Third Quarter	$13.22	$11.55	$12.67
Fourth Quarter	$13.55	$12.31	$13.32
2013
First Quarter	$15.00	$13.68	$14.77
Second Quarter	$16.38	$14.48	$15.83
Third Quarter	$16.95	$15.76	$16.18
Fourth Quarter	$17.75	$15.89	$17.75
2014
First Quarter	$18.25	$16.67	$18.14

November 2017	Page 13

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Financial Select Sector SPDR® Fund	High	Low	Period End
Second Quarter	$18.60	$17.28	$18.47
Third Quarter	$19.33	$17.99	$18.81
Fourth Quarter	$20.33	$17.90	$20.08
2015
First Quarter	$20.08	$18.68	$19.58
Second Quarter	$20.52	$19.56	$19.80
Third Quarter	$20.77	$18.09	$18.40
Fourth Quarter	$20.16	$18.41	$19.31
2016
First Quarter	$19.05	$15.99	$18.28
Second Quarter	$19.36	$17.42	$18.54
Third Quarter	$19.95	$18.17	$19.30
Fourth Quarter	$23.75	$19.21	$23.25
2017
First Quarter	$25.24	$22.95	$23.73
Second Quarter	$24.69	$22.90	$24.67
Third Quarter	$25.86	$23.88	$25.86
Fourth Quarter (through October 31, 2017)	$26.81	$26.05	$26.60

The Financial Select Sector SPDR® Fund Daily Closing Prices January 3, 2012 to October 31, 2017

30
25
20
15
10
5
0
Price ($)
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17

Source: Bloomberg

This document relates only to the Auto-Callable PLUS offered hereby and does not relate to the ETF Shares. We have derived all disclosures contained in this document regarding the Financial Select Sector SPDR® Fund from the publicly available documents described in the first paragraph under this “Financial Select Sector SPDR® Fund Overview” section, without independent verification. In connection with the offering of the Auto-Callable PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Financial Select Sector SPDR® Fund. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Financial Select Sector SPDR® Fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Financial Select Sector SPDR® Fund Overview” section) that would affect the trading price of the ETF Shares (and therefore the price of the ETF Shares at the time we price the Auto-Callable PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future

November 2017	Page 14

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

events concerning the Financial Select Sector SPDR® Fund could affect the value received at maturity with respect to the Auto-Callable PLUS and therefore the trading prices of the Auto-Callable PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF Shares.

The Financial Select Sector Index.  The Financial Select Sector Index is a modified market capitalization-based index that measures the performance of the GICS® financial sector of the S&P 500® Index, which currently includes companies in the following industries: banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage real estate investment trusts (“REITs”); and insurance. Prior to September 19, 2016, the Financial Select Sector Index also included companies in the following industries: equity REITs and real estate management and development.  For additional information about the Financial Select Sector Index, see “Equity Index Descriptions — The S&P Select Sector Indices” in the accompanying underlying supplement, as supplemented by the following sentence.  On September 19, 2016, the Financial Select Sector Index was reconstituted to eliminate the stocks of real estate management and development companies and REITs (other than mortgage REITs).

Additional Information about the Auto-Callable PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Auto-Callable PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 Auto-Callable PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Auto-Callable PLUS:

The estimated value of the Auto-Callable PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Auto-Callable PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Auto-Callable PLUS. The estimated value of the Auto-Callable PLUS does not represent a minimum price at which JPMS would be willing to buy your Auto-Callable PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Auto-Callable PLUS is based on, among other things, our and our affiliates’ view of the funding value of the Auto-Callable PLUS as well as the higher issuance, operational and ongoing liability management costs of the Auto-Callable PLUS in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the Auto-Callable PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Auto-Callable PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Auto-Callable PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the Auto-Callable PLUS does not represent future values of the Auto-Callable PLUS and may differ from others’ estimates” in this document.

The estimated value of the Auto-Callable PLUS will be lower than the original issue price of the Auto-Callable PLUS because costs associated with selling, structuring and hedging the Auto-Callable PLUS are included in the original issue price of the Auto-Callable PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for

November 2017	Page 15

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

assuming risks inherent in hedging our obligations under the Auto-Callable PLUS and the estimated cost of hedging our obligations under the Auto-Callable PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Auto-Callable PLUS. See “Risk Factors — The estimated value of the Auto-Callable PLUS will be lower than the original issue price (price to public) of the Auto-Callable PLUS” in this document.
Secondary market prices of the Auto-Callable PLUS:	For information about factors that will impact any secondary market prices of the Auto-Callable PLUS, see “Risk Factors — Secondary market prices of the Auto-Callable PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Auto-Callable PLUS will be partially paid back to you in connection with any repurchases of your Auto-Callable PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Auto-Callable PLUS. The length of any such initial period reflects the structure of the Auto-Callable PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Auto-Callable PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the Auto-Callable PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Auto-Callable PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of Auto-Callable PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Auto-Callable PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your Auto-Callable PLUS should be treated as long-term capital gain or loss if you hold your Auto-Callable PLUS for more than a year, whether or not you are an initial purchaser of Auto-Callable PLUS at the issue price. The Auto-Callable PLUS could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the Auto-Callable PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the Auto-Callable PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Auto-Callable PLUS. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the Auto-Callable PLUS described above, in which case the timing and character of any income or loss on your Auto-Callable PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Auto-Callable PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by

November 2017	Page 16

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”). Additionally, the applicable regulations exclude from the scope of Section 871(m) instruments issued in 2017 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the Auto-Callable PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Auto-Callable PLUS. You should consult your tax adviser regarding the potential application of Section 871(m) to the Auto-Callable PLUS.

Withholding under legislation commonly referred to as “FATCA” may (if the Auto-Callable PLUS are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Auto-Callable PLUS, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of an Auto-Callable PLUS. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as interest) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the Auto-Callable PLUS.

Supplemental use of proceeds and hedging:

The Auto-Callable PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Auto-Callable PLUS. See “How the Auto-Callable PLUS Work” in this document for an illustration of the risk-return profile of the Auto-Callable PLUS and “Financial Select Sector SPDR® Fund Overview” in this document for a description of the market exposure provided by the Auto-Callable PLUS.

The original issue price of the Auto-Callable PLUS is equal to the estimated value of the Auto-Callable PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Auto-Callable PLUS, plus the estimated cost of hedging our obligations under the Auto-Callable PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Auto-Callable PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Auto-Callable PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Auto-Callable PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the Auto-Callable PLUS will be made against payment for the Auto-Callable PLUS on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the Auto-Callable PLUS (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Auto-Callable PLUS on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New

November 2017	Page 17

JPMorgan Chase Financial Company LLC

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 4, 2019

Auto-Callable Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You may revoke your offer to purchase the Auto-Callable PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Auto-Callable PLUS prior to their issuance. In the event of any changes to the terms of the Auto-Callable PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Auto-Callable PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Auto-Callable PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the Auto-Callable PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Auto-Callable PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-I dated June 3, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

• Underlying supplement no. 1-I dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

• Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “Auto-Callable PLUSSM” are service marks of Morgan Stanley.

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